Exhibit 99.9

2022-23

Offices of the

Legislative Assembly

Estimates

General Revenue Fund

2022-23

Offices of the

Legislative Assembly

Estimates

General Revenue Fund

Presented by the Honourable Travis Toews

President of Treasury Board and Minister of Finance

in the Legislative Assembly of Alberta

February 24, 2022

ISBN 978-1-4601-5325-3 (Print)

ISBN 978-1-4601-5326-0 (PDF)

ISSN 1919-1529 (Print)

ISSN 1920-8804 (Online)

PREFACE

The 2022-23 Offices of the Legislative Assembly Estimates reports the requirements for public monies from the General Revenue Fund to fund the operations of the Legislative Assembly and its Offices for the fiscal year commencing April 1, 2022. Together with the 2022-23 Government Estimates, this document identifies the total requirements for public monies from the General Revenue Fund for the year.

This Preface provides a summary of the various kinds of information presented, an overview of the appropriations process, and definitions of supply votes and selected terms.

The Schedule of Amounts to be Voted illustrates how the supply votes will be presented in the schedule to the Appropriation Act, 2022 to be tabled in the Legislative Assembly.

Summary information is provided in the following tables:

◾	Voted Spending by Office,
◾	Amounts Not Required to be Voted by Office, and
◾	Full-Time Equivalent Employment.

As required by section 24 of the Financial Administration Act, these estimates present detailed information for each office on amounts to be drawn from the General Revenue Fund in 2022-23. The details include the following information, as applicable:

◾	Amount to be Voted,
◾	Supplementary Information (including a statement of objective and services provided),
◾	Voted Spending by Program,
◾	Amounts Not Required to be Voted, and
◾	Statement of Operations Change in Capital Assets, and Change in Inventory Assets, where applicable.

Appropriations from the General Revenue Fund

In Alberta, the supply process is governed by the conventions and legal requirements of the Canadian Constitution, Alberta’s Financial Administration Act, and the Standing Orders of the Legislative Assembly of Alberta.

When the 2022-23 Offices of the Legislative Assembly Estimates is tabled in the Legislative Assembly, it will be moved to Committee of Supply. The ‘Standing Orders’ direct that Committee of Supply will vote on the report without debate or amendment. The supply votes as approved by the resolutions of Committee of Supply will be drafted into the Bill for the Appropriation Act, 2022 introduced to the Legislative Assembly. Once this bill is enacted by royal assent, the Legislative Assembly and its Offices will have the authority to draw cash from the General Revenue Fund up to the limits of the supply votes set out in the Act.

The 2022-23 Offices of the Legislative Assembly Estimates details the estimated amounts required by each office for the coming year. Each office’s estimate amounts are divided into:

◾	those that require authority to draw cash from the General Revenue Fund under a supply vote pursuant to an appropriation act, and
◾	those that do not require a supply vote because no cash disbursement is required.

Most non-cash amounts are for expenses related to cash disbursed under a supply vote in a prior fiscal year. For example, amortization expense is related to the cash disbursements authorized under a capital supply vote when the capital asset was acquired. Other non-cash amounts are for transactions that will not require cash, such as the year-over-year changes in vacation benefit liabilities.

Budget Presentation

These 2022-23 Offices of the Legislative Assembly Estimates reflect the Province’s budget presentation methodology as of February 24, 2022. As in past budgets, the comparable amounts presented in these estimates may not match those originally presented in the 2021-22 Offices of the Legislative Assembly Estimates tabled on February 25, 2021. Differences in the 2021-22 amounts between these two documents are the result of adjustments applied to maintain the comparability of past amounts with the 2022-23 estimate amounts.

i	PREFACE

Definitions of Supply Votes and Other Terms

An Estimate is the amount requested by an office of the Legislative Assembly to meet each of its planned commitments for the fiscal year commencing April 1, 2022. The Financial Administration Act requires the 2022-23 Offices of the Legislative Assembly Estimates to report estimates of any amount that will require a cash withdrawal from the General Revenue Fund.

An Appropriation is an authorization to withdraw and expend public money from the General Revenue Fund or another provincial fund. Following parliamentary tradition, the Financial Administration Act requires that all such authorities be provided in legislation passed by the Legislative Assembly. Appropriations may be created by an appropriation act or other statute. Appropriation acts are drafted to contain the specific set of supply votes that have been resolved by the Committee of Supply.

A Supply Vote is a discrete allocation from the 2022-23 estimates that defines the amount of cash funding that may be drawn from the General Revenue Fund for a specified purpose. Unlike government departments, the cash funding requirements for any and all expense, capital investment and financial transactions are combined in a single vote for each office.

Expense amounts are cash disbursements for the purposes of salaries, supplies and services, operating grants, capital grants, as well as interest expense and other debt servicing costs for borrowing related to both capital and general government purposes.

Capital Investment consists of cash disbursements for the purposes of investments by the Consolidated Government in tangible capital assets valued at $5,000 or more.

Financial Transactions consist of cash disbursements for the purposes of payments for the reduction of a liability (including debt repayment), expenses to be recognized in a future year, the acquisition of financial assets (including in particular the making of loans or advances), or the purchase of inventories. The only use of the financial transaction supply vote in this document is for the acquisition of inventories, and the headers used in the supply vote presentations reflect the more specific application.

PREFACE	ii

SCHEDULE OF AMOUNTS TO BE VOTED

SUPPLY VOTES AS PRESENTED IN THE APPROPRIATION BILL

VOTE	Estimate

Support to the Legislative Assembly	$71,858,000

Office of the Auditor General	$27,455,000

Office of the Ombudsman	$4,019,000

Office of the Chief Electoral Officer	$45,224,000

Office of the Ethics Commissioner	$976,000

Office of the Information and Privacy Commissioner	$7,441,000

Office of the Child and Youth Advocate	$15,259,000

Office of the Public Interest Commissioner	$1,223,000

Total amount to be voted under section 1 of the Appropriation Act, 2022	$ 173,455,000

1	Offices of the Legislative Assembly

VOTED SPENDING BY OFFICE

(thousands of dollars)		Comparable

		2020-21 Actual	2021-22 Budget	2021-22 Forecast	2022-23 Estimate

OPERATING EXPENSE

Support to the Legislative Assembly		58,367	64,765	61,088	70,698

Office of the Auditor General		24,784	26,200	25,710	27,425

Office of the Ombudsman		3,623	3,847	3,742	4,019

Office of the Chief Electoral Officer		5,389	9,713	9,481	44,054

Office of the Ethics Commissioner		837	932	902	976

Office of the Information and Privacy Commissioner		7,059	6,998	7,021	7,441

Office of the Child and Youth Advocate		13,840	14,672	14,396	15,059

Office of the Public Interest Commissioner		912	1,030	1,009	1,223
	Sub-Total	114,811	128,157	123,349	170,895

CAPITAL INVESTMENT

Support to the Legislative Assembly		560	1,050	1,050	1,050

Office of the Auditor General		402	50	10	30

Office of the Chief Electoral Officer		1,498	1,500	1,500	1,170

Office of the Information and Privacy Commissioner		156	-	32	-

Office of the Child and Youth Advocate		112	250	250	200
	Sub-Total	2,728	2,850	2,842	2,450

INVENTORY ACQUISITION
Support to the Legislative Assembly		103	100	106	110
Total		117,642	131,107	126,297	173,455

AMOUNTS NOT REQUIRED TO BE VOTED BY OFFICE

EXPENSE

Support to the Legislative Assembly		810	933	668	672

Office of the Auditor General		234	210	275	270

Office of the Ombudsman		27	26	17	16

Office of the Chief Electoral Officer		1,356	1,250	1,263	1,250

Office of the Ethics Commissioner		37	13	13	13

Office of the Information and Privacy Commissioner		29	-	-	-

Office of the Child and Youth Advocate		270	141	8	179
	Sub-Total	2,763	2,573	2,244	2,400
Total		2,763	2,573	2,244	2,400

Offices of the Legislative Assembly	2

FULL-TIME EQUIVALENT EMPLOYMENT

	Comparable
	2021-22 Budget	2022-23 Estimate

Support to the Legislative Assembly	390	394

Office of the Auditor General	153	153

Office of the Ombudsman	30	30

Office of the Chief Electoral Officer	32	36

Office of the Ethics Commissioner	5	5

Office of the Information and Privacy Commissioner	47	48

Office of the Child and Youth Advocate	74	76

Office of the Public Interest Commissioner	5	6
Total	736	748

3	Offices of the Legislative Assembly

Support to the Legislative Assembly

The Honourable Nathan Cooper

Speaker of the Legislative Assembly

Shannon Dean, QC

Clerk of the Legislative Assembly

The Legislative Assembly is the parliament of Alberta, consisting of members who are elected by the people of Alberta. Through them, Albertans make provincial laws and provide money needed by the government for the present and future good of the people of the province. In keeping with the time-honoured tradition of parliamentary self-government, the Lieutenant Governor gives assent to the laws so made by Albertans.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable

	2020-21 Actual	2021-22 Budget	2021-22 Forecast	2022-23 Estimate

LEGISLATIVE ASSEMBLY	59,030	65,915	62,244	71,858

SUPPLEMENTARY INFORMATION

OBJECTIVE

To provide administrative and financial support to the Legislative Assembly of Alberta.

SERVICES PROVIDED

All services required for the operation of the Legislative Assembly including committees.

Publication of Alberta Hansard, the Order Papers, Votes and Proceedings and Bills.

Public information, public education and visitor programs.

Library service to the Legislature, public service and general public.

Payments relating to inter-parliamentary relations.

Payment of communication expenses for Members of the Legislative Assembly.

Furniture, equipment, supplies procurement and leasing and property management services for Members’ constituency and caucus offices.

Processing and payment of indemnities, expense allowances, living travel expenses, and contributions for retirement investment plans to or on behalf of Members of the Legislative Assembly, as authorized by the Legislative Assembly Act.

Processing and payment of premiums for health and disability benefits for Members of the Legislative Assembly.

Information technology services for Members of the Legislative Assembly and staff of the Legislative Assembly Office, including caucus and constituency staff.

Broadcast services to support Members of the Legislative Assembly and serve the general public.

Communication services for the Legislative Assembly Office.

Human resource services for Members of the Legislative Assembly and staff of the Legislative Assembly Office, including caucus and constituency staff.

Legal, procedural and security services to support Members of the Legislative Assembly.

Development, enhancement and maintenance of broadcast and IT infrastructure independent of Government.

Support to the Legislative Assembly	6

VOTED SPENDING BY PROGRAM

(thousands of dollars)	Comparable

	2020-21 Actual	2021-22 Budget	2021-22 Forecast	2022-23 Estimate
OPERATING EXPENSE

1 Legislative Assembly Office Administration	19,973	22,750	21,450	25,864

2 Members of the Legislative Assembly Administration	30,252	33,596	31,219	34,500

3 United Conservative Caucus	4,426	4,168	4,168	4,014

4 New Democratic Party Caucus	3,286	3,030	3,030	3,158

5 Other Caucuses	3	896	896	1,487

6 Planning and Development Initiatives	427	325	325	325

7 Special Funding Initiatives	-	-	-	1,100

8 Election Preparation	-	-	-	250

CAPITAL INVESTMENT

1 Legislative Assembly Office Administration	263	650	650	650

6 Planning and Development Initiatives	297	400	400	400

INVENTORY ACQUISITION

1 Legislative Assembly Office Administration	103	100	106	110
Total	59,030	65,915	62,244	71,858

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
Amortization	562	833	562	562
Consumption of Inventory	67	100	106	110

Valuation Adjustments and Other Provisions	181	-	-	-
Total	810	933	668	672

7	Support to the Legislative Assembly

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable

	2020-21 Actual	2021-22 Budget	2021-22 Forecast	2022-23 Estimate
REVENUE

Other Premiums, Fees and Licences	-	3	-	3
Other Revenue	190	4	37	3
Total	190	7	37	6

EXPENSE
Support to the Legislative Assembly	59,177	65,698	61,756	71,370
Net Operating Result	(58,987)	(65,691)	(61,719)	(71,364)

CHANGE IN CAPITAL ASSETS

INVESTMENT

Support to the Legislative Assembly	560	1,050	1,050	1,050

AMORTIZATION	(562)	(833)	(562)	(562)
Change in Capital Assets Total	(2)	217	488	488

CHANGE IN INVENTORY ASSETS
INVENTORY ACQUISITION

Support to the Legislative Assembly	103	100	106	110

CONSUMPTION	(67)	(100)	(106)	(110)
Change in Inventory Assets Total	36	-	-	-

Support to the Legislative Assembly	8

Office of the Auditor General

W. Doug Wylie

Auditor General

The work of the Office of the Auditor General of Alberta improves performance and promotes accountability within government.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable

	2020-21 Actual	2021-22 Budget	2021-22 Forecast	2022-23 Estimate

AUDITOR GENERAL	25,186	26,250	25,720	27,455

SUPPLEMENTARY INFORMATION

OBJECTIVE

To provide independent assurance to the 87 Members of the Legislative Assembly of Alberta, and the people of Alberta, that public money is spent properly and provides value.

SERVICES PROVIDED

Under the Auditor General Act, the Auditor General is the legislated independent auditor of the Consolidated Financial Statements of the Province of Alberta, including all ministries, departments, and most provincial agencies, boards, commissions, and regulated funds. The audits conducted by the Office of the Auditor General report on how government is managing its responsibilities and the province’s resources.

Financial statement audits provide assurance on the financial statements of the province, regulated funds, agencies, boards and commissions, and reports on management’s financial reporting processes and controls, compliance with authorities and legislation. Independent auditor’s reports accompany the financial statements of each entity audited by the Office of the Auditor General and are included in the annual reports published by government. These reports provide the Auditor General’s opinion on whether management’s financial statements are presented fairly and in accordance with the appropriate accounting standards.

Through performance auditing, the Auditor General also examines the economy, efficiency and effectiveness of government programs and processes to provide assurance they are working as intended. The audits selected result from extensive planning, including input from stakeholders, and are based on significance, level of risk and relevancy to Albertans.

In addition, the Auditor General may also perform special duties as assigned by the Assembly, or Executive Council if those special duties do not conflict with or impair the performance of the Auditor General’s duties under the Auditor General Act.

Office of the Auditor General	10

VOTED SPENDING BY PROGRAM

(thousands of dollars)		Comparable

	2020-21 Actual	2021-22 Budget	2021-22 Forecast	2022-23 Estimate
OPERATING EXPENSE

1 Office of the Auditor General	24,784	26,200	25,710	27,425

CAPITAL INVESTMENT

1 Office of the Auditor General	402	50	10	30

Total	25,186	26,250	25,720	27,455

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE

OFFICE NON-CASH AMOUNTS

Amortization	234	210	275	270
Total	234	210	275	270

11	Office of the Auditor General

 STATEMENT OF OPERATIONS

(thousands of dollars)		Comparable

	2020-21 Actual	2021-22 Budget	2021-22 Forecast	2022-23 Estimate
REVENUE

None	-	-	-	-

EXPENSE

Office of the Auditor General	25,018	26,410	25,985	27,695

Net Operating Result	(25,018)	(26,410)	(25,985)	(27,695)

CHANGE IN CAPITAL ASSETS
INVESTMENT

Office of the Auditor General	402	50	10	30

AMORTIZATION	(234)	(210)	(275)	(270)

Change in Capital Assets Total	168	(160)	(265)	(240)

Office of the Auditor General	12

Office of the Ombudsman

Marianne Ryan

Ombudsman

The Alberta Ombudsman serves Albertans by providing oversight of provincial government authorities, municipalities and other jurisdictional entities to ensure fair treatment through independent investigations, recommendations and education for all Albertans.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable

	2020-21 Actual	2021-22 Budget	2021-22 Forecast	2022-23 Estimate

OMBUDSMAN	3,623	3,847	3,742	4,019

SUPPLEMENTARY INFORMATION

OBJECTIVE

The Alberta Ombudsman responds to complaints of unfair treatment by provincial government authorities, municipalities (effective April 1, 2018), the Patient Concerns Resolution Process of Alberta Health Services, health professions and other designated professional organizations. The Office conducts independent and impartial investigations into these complaints and, as warranted, provides recommendations to the respective authorities.

SERVICES PROVIDED

Investigates written complaints of unfair administrative decisions, processes and treatment by authorities and organizations identified in the Ombudsman Act.

Provides an intake service to assist people to advance their complaint to the appropriate contact, department or other complaint mechanism within and outside the Ombudsman’s jurisdiction.

Offers education/training to assist Alberta government departments, agencies, boards, commissions, municipalities, designated professional organizations, the Patient Concerns Resolution Process of Alberta Health Services and Alberta municipalities in developing policy and procedures that enhance administrative fairness.

Offers public outreach services to increase and enhance awareness of the Ombudsman’s office.

Conducts “own motion” investigations where the Ombudsman, on her own initiative, investigates administrative issues within her jurisdiction.

Investigates administrative matters in response to ministerial requests or referrals from a committee of the Legislative Assembly.

Office of the Ombudsman	14

VOTED SPENDING BY PROGRAM

(thousands of dollars)	Comparable

	2020-21 Actual	2021-22 Budget	2021-22 Forecast	2022-23 Estimate

OPERATING EXPENSE

1 Office of the Ombudsman	3,623	3,847	3,742	4,019

Total	3,623	3,847	3,742	4,019

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE

OFFICE NON-CASH AMOUNTS

Amortization	27	26	17	16
Total	27	26	17	16

15	Office of the Ombudsman

 STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable

	2020-21 Actual	2021-22 Budget	2021-22 Forecast	2022-23 Estimate

REVENUE

Services charged to other Government Entities	394	398	402	414

EXPENSE

Office of the Ombudsman	3,650	3,873	3,759	4,035

Net Operating Result	(3,256)	(3,475)	(3,357)	(3,621)

CHANGE IN CAPITAL ASSETS
AMORTIZATION	(27)	(26)	(17)	(16)

Change in Capital Assets Total	(27)	(26)	(17)	(16)

Office of the Ombudsman	16

Office of the Chief Electoral Officer

Glen Resler

Chief Electoral Officer

The Office of the Chief Electoral Officer provides administrative, logistic and financial support for the register of electors, general elections and by-elections, referendums, and plebiscites in support of the Election Act, the Alberta Senate Election Act, and the Referendum Act. The Chief Electoral Officer monitors and records the financial activities of registered parties, constituency associations, candidates, nomination contests, party leadership contests and third party advertisers to ensure compliance with the Election Finances and Contributions Disclosure Act.

The Office monitors and enforces campaign financing and third party advertising under the Local Authorities Election Act.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable

	2020-21 Actual	2021-22 Budget	2021-22 Forecast	2022-23 Estimate

CHIEF ELECTORAL OFFICER	6,887	11,213	10,981	45,224

SUPPLEMENTARY INFORMATION

OBJECTIVE

To provide administrative, logistic and financial support for the register of electors, general elections and by-elections, referendums, and plebiscites in support of the Election Act, Alberta Senate Election Act, and Referendum Act. To monitor and record the financial activities of registered parties, constituency associations, candidates, nomination contests, party leadership contests and third party advertisers to ensure compliance with the Election Finances and Contributions Disclosure Act.

To provide enforcement activities of regulated political entities.

SERVICES PROVIDED

Provides for the register of electors, elections, by-elections, referendums, and plebiscites and for communication and liaison with the executive of registered parties, constituency associations, leadership contestants, nomination contestants, candidates and their campaign officials, third party advertisers and the general public pertaining to the established policies and procedures of the relevant Acts.

Ensures compliance with, and enforcement of, certain obligations of entities regulated by the Election Act, Election Finances and Contributions Disclosure Act, Alberta Senate Election Act, Referendum Act, and Local Authorities Election Act.

Investigates complaints, levies administrative penalties, issues letters of reprimand, enters into compliance agreements, and recommend prosecutions.

Office of the Chief Electoral Officer	18

VOTED SPENDING BY PROGRAM

(thousands of dollars)	Comparable

	2020-21 Actual	2021-22 Budget	2021-22 Forecast	2022-23 Estimate
OPERATING EXPENSE
1 Corporate Services	4,303	5,029	4,825	5,284
2 Elections	421	2,653	2,685	34,664
3 Enumerations	60	-	20	3,019
4 Other Electoral Events	72	1,418	1,380	449
5 Compliance and Enforcement	533	613	571	638

CAPITAL INVESTMENT
1 Corporate Services	1,498	775	775	600
2 Elections	-	625	625	470
3 Enumerations	-	100	100	100

Total	6,887	11,213	10,981	45,224

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
Amortization	1,370	1,250	1,263	1,250
Valuation Adjustments and Other Provisions	(14)	-	-	-
Total	1,356	1,250	1,263	1,250

19	Office of the Chief Electoral Officer

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable

	2020-21 Actual	2021-22 Budget	2021-22 Forecast	2022-23 Estimate

REVENUE

Other Revenue	11	-	-	-

EXPENSE

Corporate Services	5,659	6,079	5,768	6,334
Elections	421	2,820	2,972	34,831
Enumerations	60	33	53	3,052
Other Electoral Events	72	1,418	1,380	449
Compliance and Enforcement	533	613	571	638
Total	6,745	10,963	10,744	45,304

Net Operating Result	(6,734)	(10,963)	(10,744)	(45,304)

CHANGE IN CAPITAL ASSETS
INVESTMENT

Corporate Services	1,498	775	775	600
Elections	-	625	625	470
Enumerations	-	100	100	100
Total	1,498	1,500	1,500	1,170

AMORTIZATION	(1,370)	(1,250)	(1,263)	(1,250)

Change in Capital Assets Total	128	250	237	(80)

Office of the Chief Electoral Officer	20

Office of the Ethics Commissioner

Marguerite Trussler, Q.C.

Ethics Commissioner

The Office of the Ethics Commissioner is responsible for administering the Conflicts of Interest Act, the Lobbyists Act, and certain portions of the Public Service Act.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable

	2020-21 Actual	2021-22 Budget	2021-22 Forecast	2022-23 Estimate

ETHICS COMMISSIONER	837	932	902	976

SUPPLEMENTARY INFORMATION

OBJECTIVE

To provide Members of the Legislative Assembly, Designated Office Holders, Designated Senior Officials, and certain staff working in the Premier’s and Ministers’ Offices, with advice and recommendations regarding understanding their private interests in relation to their public responsibilities and to provide an impartial investigation of allegations of conflict of interest pertaining to those individuals.

To create and maintain a publicly accessible lobbyists registry and to investigate alleged breaches of the Lobbyists Act.

SERVICES PROVIDED

Obtains information from Members of the Legislative Assembly, Designated Office Holders, Designated Senior Officials, and certain staff in the Premier’s Office and Minister’s Offices regarding their income, assets, liabilities, and financial interests and prepares public disclosure statements for Members of the Legislative Assembly.

Investigates complaints received from the public or from an elected Member respecting an alleged breach of the Conflicts of Interest Act by a Member of the Legislative Assembly.

Maintains a publicly accessible lobbyists registry and provides advice and information to lobbyists and citizens on matters covered by the Lobbyists Act.

Conducts investigations into possible contraventions of the Lobbyists Act and may require payment of an administrative penalty.

Office of the Ethics Commissioner	22

VOTED SPENDING BY PROGRAM

(thousands of dollars)	Comparable

	2020-21 Actual	2021-22 Budget	2021-22 Forecast	2022-23 Estimate
OPERATING EXPENSE
1 Office of the Ethics Commissioner	837	932	902	976

Total	837	932	902	976

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.
EXPENSE
OFFICE NON-CASH AMOUNTS
Amortization	13	13	13	13
Valuation Adjustments and Other Provisions	24	-	-	-

Total	37	13	13	13

23	Office of the Ethics Commissioner

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable

	2020-21 Actual	2021-22 Budget	2021-22 Forecast	2022-23 Estimate
REVENUE

Other Revenue	2	-	-	-

EXPENSE

Office of the Ethics Commissioner	874	945	915	989

Net Operating Result	(872)	(945)	(915)	(989)

CHANGE IN CAPITAL ASSETS
AMORTIZATION	(13)	(13)	(13)	(13)
Change in Capital Assets Total	(13)	(13)	(13)	(13)

Office of the Ethics Commissioner	24

Office of the Information and Privacy Commissioner

Jill Clayton

Information and Privacy Commissioner

The Office of the Information and Privacy Commissioner is responsible for overseeing the Freedom of Information and Protection of Privacy Act, the Health Information Act, and the Personal Information Protection Act.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable

	2020-21 Actual	2021-22 Budget	2021-22 Forecast	2022-23 Estimate

INFORMATION AND PRIVACY COMMISSIONER	7,215	6,998	7,053	7,441

SUPPLEMENTARY INFORMATION

VISION

A society that values and respects access to information and personal privacy.

OBJECTIVE

The Information and Privacy Commissioner of Alberta (the Commissioner) is an independent Officer of the Legislature and reports directly to the Legislative Assembly.

Through the Office of the Information and Privacy Commissioner (OIPC), the Commissioner performs the legislative and regulatory responsibilities set out in the following laws:

●	the Freedom of Information and Protection of Privacy Act (FOIP),

●	the Health Information Act (HIA), and

●	the Personal Information Protection Act (PIPA)

SERVICES PROVIDED

The Commissioner is generally responsible for monitoring the administration of these laws (the Acts) to ensure their purposes are achieved. More specifically, the Commissioner’s statutory powers and duties include, but are not limited to:

●

Providing independent review and resolution on requests for review of responses to access to information requests and complaints related to the collection, use and disclosure of personal and health information.

●	Conducting investigations on any matters relating to the application of the Acts, whether or not a review/complaint is requested.

●	Conducting inquiries to decide questions of fact and law and issuing binding orders, whether or not a review is requested.

●	Receiving comments from the public concerning the administration of the Acts.

●	Giving advice and recommendations of general application respecting the rights or obligations of stakeholders under the Acts.

●	Engaging in or commissioning research into any matter affecting the achievement of the purposes of the Acts.

●	Commenting on the implications for freedom of information or for protection of personal privacy of proposed legislative schemes and existing or proposed programs.

●	Commenting on the implications for access to or protection of health information.

●	Commenting on the privacy and security implications of using or disclosing personal and health information for record linkages or for the purpose of performing data matching.

Office of the Information and Privacy Commissioner 26

VOTED SPENDING BY PROGRAM

(thousands of dollars)		Comparable

	2020-21 Actual	2021-22 Budget	2021-22 Forecast	2022-23 Estimate
OPERATING EXPENSE
1 Office of the Information and Privacy Commissioner	7,059	6,998	7,021	7,441

CAPITAL INVESTMENT
1 Office of the Information and Privacy Commissioner	156	-	32	-

Total	7,215	6,998	7,053	7,441

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
Amortization	29	-	-	-
Total	29	-	-	-

27 Office of the Information and Privacy Commissioner

STATEMENT OF OPERATIONS

(thousands of dollars)		Comparable

	2020-21 Actual	2021-22 Budget	2021-22 Forecast	2022-23 Estimate
REVENUE

Other Revenue	2	-	-	-

EXPENSE

Office of the Information and Privacy Commissioner	7,088	6,998	7,021	7,441

Net Operating Result	(7,086)	(6,998)	(7,021)	(7,441)

CHANGE IN CAPITAL ASSETS
INVESTMENT

Office of the Information and Privacy Commissioner	156	-	32	-

AMORTIZATION	(29)	-	-	-

Change in Capital Assets Total	127	-	32	-

Office of the Information and Privacy Commissioner 28

Office of the Child and Youth Advocate

Del Graff

Child and Youth Advocate

The Office of the Child and Youth Advocate champions children’s rights, amplifies young people’s voices, and fosters youth participation.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable

	2020-21 Actual	2021-22 Budget	2021-22 Forecast	2022-23 Estimate

CHILD AND YOUTH ADVOCATE	13,952	14,922	14,646	15,259

SUPPLEMENTARY INFORMATION

OBJECTIVE

The Office of the Child and Youth Advocate provides individual and systemic advocacy services for children and youth in the child intervention and youth justice systems. The Advocate investigates serious injuries and/or deaths of children receiving a designated service. In carrying out this function, the Advocate will have the powers of the Commissioner under the Public Inquiries Act. The Advocate may appoint lawyers to represent children and youth with respect to any proceeding under the Child, Youth and Family Enhancement Act and the Protection of Sexually Exploited Children Act.

SERVICES PROVIDED

1.	Advocating on behalf of individual children and youth receiving designated services by ensuring that their rights, interests, and viewpoints are acknowledged and acted upon.

2.	Providing quality legal representation to children and youth receiving services under the Child, Youth and Family Enhancement Act or the Protection of Sexually Exploited Children Act.

3.	Conducting investigations into serious injuries and/or deaths of children receiving designated services.

4.	Promoting the rights, interests and viewpoints of vulnerable children through participation in processes in which decisions are made about them, and through public education.

5.	Identifying areas of systemic improvements in government systems that will enhance services for vulnerable children and youth.

Office of the Child and Youth Advocate	30

VOTED SPENDING BY PROGRAM

(thousands of dollars)	Comparable

	2020-21 Actual	2021-22 Budget	2021-22 Forecast	2022-23 Estimate
OPERATING EXPENSE
1 Child and Youth Advocate’s Office	939	1,021	1,057	1,008
2 Advocacy Services	2,600	2,774	2,686	2,828
3 Systemic Advocacy	334	425	327	437
4 Legal Representation for Children and Youth	4,251	4,426	4,400	4,431
5 Investigations	2,006	2,114	2,215	2,333
6 Intake, Engagement and Education	1,039	1,219	1,140	1,262
7 Strategic Support	2,671	2,693	2,571	2,760

CAPITAL INVESTMENT
7 Strategic Support	112	250	250	200

Total	13,952	14,922	14,646	15,259

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
Amortization	69	91	69	129
Valuation Adjustments and Other Provisions	201	50	(61)	50
Total	270	141	8	179

31	Office of the Child and Youth Advocate

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable

	2020-21 Actual	2021-22 Budget	2021-22 Forecast	2022-23 Estimate
REVENUE

Other Revenue	2	-	-	-

EXPENSE

Child and Youth Advocate’s Office	986	1,024	966	1,011
Advocacy Services	2,641	2,792	2,682	2,846
Systemic Advocacy	339	428	333	440
Legal Representation for Children and Youth	4,270	4,427	4,405	4,432
Investigations	2,031	2,125	2,257	2,344
Intake, Engagement and Education	1,045	1,225	1,140	1,268
Strategic Support	2,798	2,792	2,621	2,897

Total	14,110	14,813	14,404	15,238
Net Operating Result	(14,108)	(14,813)	(14,404)	(15,238)

CHANGE IN CAPITAL ASSETS
INVESTMENT

Strategic Support	112	250	250	200

AMORTIZATION	(69)	(91)	(69)	(129)

Change in Capital Assets Total	43	159	181	71

Office of the Child and Youth Advocate	32

Office of the Public Interest Commissioner

Marianne Ryan

Public Interest Commissioner

The Public Interest Commissioner’s office administers the Public Interest Disclosure (Whistleblower Protection) Act by facilitating the disclosure and investigation of significant and serious matters that public service employees believe may be unlawful, dangerous to the public or injurious to the public interest.

AMOUNT TO BE VOTED

(thousands of dollars)	Comparable

	2020-21 Actual	2021-22 Budget	2021-22 Forecast	2022-23 Estimate

PUBLIC INTEREST COMMISSIONER	912	1,030	1,009	1,223

SUPPLEMENTARY INFORMATION

OBJECTIVE

The Public Interest Commissioner is an independent Officer of the Alberta Legislature responsible for investigating allegations of wrongdoing and reprisal in the public service. Legislated by the Public Interest Disclosure (Whistleblower Protection) Act (the Act), our office serves as a resource for provincial public service employees who believe wrongdoing is occurring in their organization. We work to foster a culture where whistleblowing is embraced and where employees and management share a common goal of detecting and remedying wrongdoing. An effective public service depends on the commitment of everyone working within it to maintain the highest possible standards of honesty, openness and accountability.

SERVICES PROVIDED

Facilitates the disclosure and investigation of significant and serious matters relating to government departments, public entities, elected officials and offices of the Legislature.

Enforces the protection provisions of the Act for public service employees who take steps in accordance with the Act.

Manages, investigates and make recommendations respecting disclosures of wrongdoings and complaints of reprisals.

Promotes public confidence in the administration of the public service.

Office of the Public Interest Commissioner	34

VOTED SPENDING BY PROGRAM

(thousands of dollars)		Comparable

	2020-21 Actual	2021-22 Budget	2021-22 Forecast	2022-23 Estimate
OPERATING EXPENSE
1 Office of the Public Interest Commissioner	912	1,030	1,009	1,223

Total	912	1,030	1,009	1,223

35	Office of the Public Interest Commissioner

STATEMENT OF OPERATIONS

(thousands of dollars)		Comparable

	2020-21 Actual	2021-22 Budget	2021-22 Forecast	2022-23 Estimate
REVENUE

None	-	-	-	-

EXPENSE

Office of the Public Interest Commissioner	912	1,030	1,009	1,223

Net Operating Result	(912)	(1,030)	(1,009)	(1,223)

Office of the Public Interest Commissioner	36